INDEX TO EXHIBITS



(1)               Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)               Advisory Agreement*

(6)               Underwriting Agreement*

(7)               Inapplicable

(8)               Custody Agreement*

(9)               Administration, Accounting and Transfer Agency
                  Agreement

(10) Opinion and Consent of Counsel relating to Issuance of Shares*

(11)              Consent of Independent Public Accountants

(12)              Inapplicable

(13)              Agreement Relating to Initial Capital*

(14)              Inapplicable

(15)              Inapplicable

(16)              Computations for Performance Quotations*

(17)              Financial Data Schedule

(18)              Inapplicable
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*        Incorporated by reference to Registration Statement on
         Form N-1A.